Exhibit 16.1
K. R. MARGETSON LTD.
Chartered Accountant

331 East 5th Street	Tel 604.929.0819
North Vancouver BC	Fax: 1.877.874.9583
V7L 1M1	keith@krmargetson.com
Canada

September 14, 2011

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

I have been furnished with a copy of the disclosure made by my client, GBS Enterprises Incorporated, a Nevada corporation (the “Company”), under Item 4.02 of Form 8-K to be filed by the Company with the Commission. I agree with the statements made by the Company insofar as they relate to my Firm.

Very truly yours,

/s/ K.R. Margetson Ltd.
K.R. Margetson Ltd.
Chartered Accountant
North Vancouver, BC